                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT 0F 2002

Mary Ann B. Wirts, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of The Glenmede Fund, Inc. (the "Registrant"), certifies to the best of her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




/s/ Mary Ann B. Wirts
---------------------
Mary Ann B. Wirts
President and Treasurer
(Principal Executive Officer and Principal Financial Officer)

Date: July 1, 2003
      -------------

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.